UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2010

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2010, we issued a senior secured note to Lambda Investors LLC in the principal amount of $500,000.  We expect that the proceeds from the note will allow us to fund our operations through February 2011.

The note bears interest at the rate of 12% per annum and matures on April 1, 2011, at which time all principal and accrued interest will be due.  However, we have agreed to prepay amounts due under the note with the cash proceeds from (a) the planned rights offering (referenced in Item 8.01, below), (b) any other equity or debt financing, or (c) the sale of any assets outside the ordinary course of business in each case prior to the maturity date.  If we do not pay principal and interest under the note when due, the interest rate increases to 16% per annum.  We may prepay the note without penalty at any time.

The note is secured by a first priority lien on all of our property, including our intellectual property.

As long as indebtedness remains outstanding under the note, we will be subject to certain covenants which, among other things, restrict our ability to merge with another company, sell a material amount of our assets, incur any additional indebtedness, repay any existing indebtedness, or declare or pay any dividends in cash, property or securities.

In connection with the note, we have agreed to pay Lambda Investors an 8%, or $40,000, sourcing/transaction fee.  In addition, we will pay Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $50,000 as well as Lambda Investors’ legal fees and other expenses incurred in connection with the rights offering in the amount of $50,000.  Those payments will be paid upon the completion of the rights offering or, if earlier, upon the maturity of the note.

Lambda Investors is our largest stockholder and beneficially owns approximately 44% of our outstanding common stock, including warrants to purchase an aggregate of 7,190,811 shares of our common stock.   The warrants held by Lambda Investors have an exercise price of $0.90 per share and have full ratchet anti-dilution protection. The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors.   One of our directors is a partner and general counsel of Wexford Capital.  Another of our directors and Acting Chief Executive Officer is a vice president of Wexford Capital.

The description of the note is qualified in its entirety by reference to the full text of the note, a copy of which was filed as Exhibit 10.56 to our Registration Statement on Form S-1 (File No. 333-169728) and which exhibit is incorporated herein by reference.  A copy of the press release announcing the debt financing by Lambda Investors and the proposed rights offering is attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

On October 1, 2010, we filed with the Securities and Exchange Commission a Registration Statement on Form S-1 relating to a proposed rights offering to raise up to $3.5 million from our existing stockholders.  A copy of the press release announcing the debt financing by Lambda Investors and the proposed rights offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

Exhibit 10.56
Senior Secured Note dated October 1, 2010 issued to Lambda Investors LLC (incorporated by reference to Exhibit 10.56 in the Registration Statement on Form S-1 filed by Nephros, Inc. on October 1, 2010).

Exhibit 99.1	Press release dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: October 1, 2010		Gerald J. Kochanski
Chief Financial Officer